UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

Commission File Number: 000-50029

CHINA HEALTH RESOURCE, INC.

(Name of Small Business Issuer in its Charter)

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Delaware	73-1629948
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road

Sui Ning, Si Chuan Province, P.R. China

(Address of Principal Executive Offices)

+(86-825) 239-1788

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a special meeting of the Board of Directors (the “Board”) of China Health Resource, Inc. (“CHRI”) on October 20, 2008, Mr. Ji Guang Wang resigned as CHRI’s President and Director with immediate effect. Mr. Ji Guang Wang informed the Board that his health could no longer allow him to devote the time that would be required of him as CHRI’s President and director. At the same special meeting, Ms. Ying Zhong resigned from CHRI as its Chief Financial Officer for personal reasons, also with immediate effect. There were no disputes or disagreements between the Board and either of Mr. Wang or Ms. Zhong that led to the resignations.

In light of the resignations, the Board agreed to appoint Mr. Jiayin Wang as its President and a director, filling the seat on the Board that was previously held by Mr. Ji Guang Wang, effective immediately. Mr. Jiayin Wang, 55, is Mr. Ji Guang Wang’s father. He is the founder, President and Chairman of the Board of Directors of Sichuan YinFa Resource Development Co. Ltd., an affiliate of CHRI, since 2001. Mr. Wang has been the People’s Senator of Suining City since 1995 and the Chairman of Sichuan Province DAR Association since 2001. Mr. Wang received Excellent Entrepreneur of Sichuan Province in 2004, National Entrepreneur Star Award in 2001 and 2004, Entrepreneur Star of Sichuan Province in 2001 and 2004 and Top Ten Entrepreneur Star of Suining City in 2005. Mr. Wang will serve a three-year term as the President and a director of CHRI, and will receive an annual salary of RMB200,000, or approximately U.S.$29,265, based upon the Noon Buying Rate in New York City for foreign currency transfers as certified for customs purposes by the Federal Reserve Bank of New York on October 22, 2008 of U.S.$1.00 = RMB6.834 (the “RMB Rate”).

Also at the same special Board meeting, the Board agreed to appoint Mr. Yi Zhou as its Chief Financial Officer and a director of CHRI, filling the seat on the Board that was previously held by Ms. Ying Zhong, effective immediately. Mr. Yi Zhou, 41, has been a Certified Public Accountant in China since 1999. Mr. Zhou has over ten years of financial and accounting working experience. He worked as Chief Financial Officer for HongFei Real Estate Co. Ltd. from 1999 to 2004, and as Chief Financial Officer for BeiXing Co. Ltd. from 2004 to 2007. Both companies are public listed companies in China and the Board considers that Mr. Zhou’s public company experience will be valuable as CHRI continues to grow. Mr. Zhou graduated from University of Finance and Economics in China, with a degree in Financial Accounting. Mr. Zhou will serve a one-year term as the Chief Financial Officer and a director of CHRI, and will receive an annual salary of RBM80,000, or approximately U.S.$11,706, based upon the RMB Rate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

By: /s/ Chen, Jiang

Chen, Jiang

Chief Executive Officer

Dated: October 23, 2008